Exhibit 3.10

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES BUILDING MATERIALS, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1. Name. The name of the limited partnership is as follows:

Hughes Building Materials, Ltd.

2. Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3. Registered Agent. The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

4. General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

5. Termination. The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 19th day of November, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name: John Z. Paré
Title: Secretary

ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

AND AGENT FOR SERVICE OF PROCESS

The undersigned, having been designated the Agent for Service of Process, pursuant to Section 620.105, Florida Statutes, and Registered Agent, pursuant to Section 620.192, Florida Statutes, of Hughes Building Materials, Ltd., a limited partnership to be formed concurrently herewith under the Florida Revised Uniform Limited Partnership Act (1986), does hereby accept such designation and the obligations provided for in Sections 620.105 and 620.192, Florida Statutes.

CORPORATION SERVICE COMPANY

Dated:	November 22, 2004	By:	/s/ Jeanine Reynolds
Name: Jeanine Reynolds
Title: Agent

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

The undersigned, Hughes GP & Management, Inc., the sole general partner of Hughes Building Materials, Ltd., a Florida limited partnership, certifies:

1.	The amount of capital contributions to date of the limited partners is $0.

2.	The total amount of capital anticipated to be contributed by the limited partners at this time totals $1,000.

Signed this 19th day of November, 2004.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated herein are true and correct.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré
Name:	John Z. Paré
Title:	Secretary

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